EXHIBIT 3.1.4

                            THORNBURG MORTGAGE, INC.

                             ARTICLES SUPPLEMENTARY

          THORNBURG MORTGAGE INC., a Maryland corporation (hereinafter called the "Corporation"), having its principal office at 119 E. Marcy Street, Santa Fe, New Mexico 87501, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH (A) of the Articles of the Corporation, the Board of Directors has duly divided and classified 22,000 authorized but unissued shares of the capital stock of the Corporation into a class designated as Series B Cumulative Preferred Stock and has provided for the issuance of such class.

     SECOND: The reclassification increases the number of shares classified as Series B Cumulative Preferred Stock, par value $0.01 per share, from no shares immediately prior to the reclassification to 22,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Common Stock, par value $0.01 per share, from 47,240,000 shares immediately prior to the reclassification to 47,218,000 shares immediately after the reclassification.

     THIRD: The terms of the Series B Cumulative Preferred Stock (including the preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

          (a)  Designation  and  Amount.
               ------------------------

     This  class  of  Preferred Stock shall be designated as Series B Cumulative
Preferred Stock (the "Series B Cumulative Preferred Stock") and Twenty Two Thousand (22,000) shall be the authorized number of shares of such Series B Cumulative Preferred Stock constituting such class. The number of shares of Series B Cumulative Preferred Stock may be increased or decreased by resolution of the Board of Directors and by the filing of Articles Supplementary pursuant to the provisions of the General Corporation Law of the State of Maryland stating that such increase or reduction has been so authorized; however, no decrease shall reduce the number of shares of Series B Cumulative Preferred Stock to a number less than that of the number of shares of Series B Cumulative Preferred Stock then outstanding plus the number of shares of Series B Cumulative Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          (b)     Dividends  and  Distributions.
                   -----------------------------

               (1) (i) Subject to the rights of the holders of Series A 9.68% Cumulative Convertible Preferred Stock and any other series of Preferred Stock (or any similar shares) ranking prior to the Series B Cumulative Preferred Stock with respect to dividends, the holders of Series B Cumulative Preferred Stock, in preference to the holders of Common Stock and of any other junior shares, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series B Cumulative Preferred Stock or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share of Series B Cumulative Preferred Stock or fraction thereof. Such dividend shall be payable before any dividends shall be paid upon, or set apart for, the Common Stock and shall be cumulative so that if any dividend on the Preferred Stock shall not have been paid as required, the deficiency (without interest) shall be paid or set apart for payment before any dividends shall be paid upon, or set apart for, the Common Stock. The multiple of cash and noncash dividends declared on the Common Stock to which holders of the Series B Cumulative Preferred Stock are entitled, which is 1,000 initially but which will be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." If the Corporation at any time after January 25, 2001 (the "Rights Declaration Date"): (i) declares or pays any dividend on the Common Stock payable in Common Stock, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends that holders of Series B Cumulative Preferred Stock are entitled to receive will be the Dividend Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after that event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to that event.

                    (ii) Notwithstanding anything else contained in this paragraph (1), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series B Cumulative Preferred Stock as provided in this paragraph (1) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); but if no dividend or distribution has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Cumulative Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date.

               (2) Dividends will begin to accrue and be cumulative on outstanding Series B Cumulative Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Series B Cumulative Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series B Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series B Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series B Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

     (c)     Voting  Rights.  In addition to any other voting rights required by
             --------------
law, the holders of Series B Cumulative Preferred Stock shall have the following voting rights:

               (1) Subject to the provision for adjustment hereinafter set forth, each share of Series B Cumulative Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of Common Stock of the Corporation. The number of votes which a holder of a share of Series B Cumulative Preferred Stock is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Cumulative Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2) Except as otherwise provided herein or by law, the holders of shares of Series B Cumulative Preferred Stock and the holders of shares of Common Stock and the holders of shares of any other capital stock of the Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                    (3) (a) Whenever, at any time or times, dividends payable on any shares of Series B Cumulative Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding shares of Series B Cumulative Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two directors of the Corporation at a special meeting of shareholders of the Corporation or at the Corporation's annual meeting of shareholders, and at each subsequent annual meeting of shareholders, as provided below. At any election for such directors, each share of Series B Cumulative Preferred Stock shall entitle the holder thereof to 1,000 votes in such elections.

                    (b) Upon the vesting of such right of the holders of shares of Series B Cumulative Preferred Stock, the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series B Cumulative Preferred Stock as hereinafter set forth. A special meeting of the shareholders of the Corporation then entitled to vote shall be called by the Chairman of the Board of Directors or the President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 10% of the shares of Series B Cumulative Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders of the Corporation, the holders of the shares of Series B Cumulative Preferred Stock shall elect, voting as above provided, two directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors. At any and all such meetings for such election, the holders of a majority of the outstanding shares of Series B Cumulative Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two directors shall be elected by the vote of at least a majority of the shares of Series B Cumulative Preferred Stock held by such shareholders present or represented at the meeting. Any director elected by holders of shares of Series B Cumulative Preferred Stock pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the shareholders voting as a class who elected such director, with or without cause.

     In case any vacancy shall occur among the directors elected by the holders of shares of Series B Cumulative Preferred Stock pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of directors. After the holders of shares of Series B Cumulative Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be further increased or decreased except by vote of the holders of shares of Series B Cumulative Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Cumulative Preferred Stock.

                    (c) The right of the holders of shares of Series B Cumulative Preferred Stock, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Series B Cumulative Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided subject to reverting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Series B Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Series B Cumulative Preferred Stock pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of shares of Series B Cumulative Preferred Stock pursuant to this Section shall terminate and the special voting powers vested in the holders of the Series B Cumulative Preferred Stock pursuant to this Section shall have expired, the Board of Directors of the Corporation shall be such number as may be provided for in the Bylaws of the Corporation, irrespective of any increase made pursuant to the provisions of this Section.

     (4) Except as otherwise required by applicable law or as set forth herein, holders of Series B Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

                    (a)  Reacquired  Shares.  Any  Series B Cumulative Preferred
                         ------------------
               Stock purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Articles of Incorporation, as amended.

                    (b)  Liquidation,  Dissolution or Winding Up. Subject to the
                         ----------------------------------------
               rights of the holders of Series A 9.68% Cumulative Convertible Preferred Stock and any other series of Preferred Stock ranking prior to the Series B Cumulative Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution may be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Cumulative Preferred Stock unless, prior thereto, the holders of Series B Cumulative Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share, or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Cumulative Preferred Stock, except distributions made ratably on the Series B Cumulative Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Stock payable in Common Stock, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of Series B Cumulative Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     Neither the consolidation nor merging of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, will be considered to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (b).

          (c)  Consolidation,  Merger,  etc. If the Corporation shall enter into
               ----------------------------
     any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other shares, stock or securities, cash or any other property, then in any such case the Series B Cumulative Preferred Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, stock, securities, or other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series B Cumulative Preferred Stock. If the Corporation at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Stock payable in shares of Common Stock, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Cumulative Preferred Stock will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

          (d)  Redemption.  The  Series  B  Cumulative  Preferred  Stock  is not
               ----------
     redeemable, but the foregoing does not limit the ability of the Corporation to purchase or otherwise deal in the Series B Cumulative Preferred Stock to the extent otherwise permitted hereby and by law.

          (e) Ranking. The Series B Cumulative Preferred Stock shall rank junior
              -------
     to all other series of the Corporation's Preferred Stock, including the Series A 9.68% Cumulative Convertible Preferred Stock, unless the terms of any such series shall provide otherwise.

          (f)  Fractional  Shares.  Series  B  Cumulative Preferred Stock may be
               ------------------
     issued in whole shares or in any fraction of a share that is one one-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which will entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series B Cumulative Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment for fractions of a share smaller than one one-thousandth (1/1,000th) of a share or any integral multiple thereof.

                           (signature page to follow)

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on January 25, 2001.


WITNESS:                              THORNBURG  MORTGAGE,  INC.


--------------------------------      --------------------------------
Michael  B.  Jeffers,  Secretary      Larry  A.  Goldstone,  President


     THE UNDERSIGNED, President of Thornburg Mortgage, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                      --------------------------------
                                      Larry  A.  Goldstone,  President

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